Exhibit 10.1

March 10, 2014

Greg Hughes

c/o Serena Software, Inc.

1850 Gateway Drive, 4th Floor

San Mateo, CA 94404

Dear Greg:

We are pleased to inform you that the board of directors (“Board”) of Serena Software, Inc. (“Serena”) has approved the following amendment (the “Amendment”) to that certain offer letter, by and between Serena and you, dated as of April 22, 2013 (the “Offer Letter”), as amended by that certain modification of employment offer letter, dated as of June 20, 2013 (the “Modification Letter,” together with the Offer Letter, the “Amended Offer Letter”) as follows:

The third sentence of the third paragraph of the Modification Letter is hereby amended and restated in its entirety as follows:

“If the vesting event is a Change in Control, each restricted stock unit that you hold, including all restricted stock units that were previously awarded to you and unvested as of immediately prior to such Change in Control, will be cancelled immediately prior to such Change in Control in consideration for a payment equal to the per share consideration received by the holders of Serena’s common stock in such Change in Control; provided, that the aggregate payment that you will be entitled to receive with respect to the cancellation of all of your restricted stock units in such Change in Control will not be more than $2,000,000.”

The fourth paragraph of the Modification Letter shall be deleted in its entirety.

The Amendment shall be and is hereby incorporated in and forms a part of the Amended Offer Letter. Except as amended and set forth herein, the Amended Offer Letter shall continue in full force and effect.

The Amendment supersedes any prior agreement, promise, representation or statement, written or oral, between you and Serena with regard to this subject matter. The terms of the Amended Offer Letter, as amended by this Amendment, may only be changed by written amendment between Serena and you.

Your experience and talents are important to our company. Please call me with any questions you may have.

Sincerely,

/s/ Karen M. King

Karen M. King

Director of Serena Software, Inc.

Managing Director of Silver Lake Technology Associates II, L.L.C.

At General Partner of Silver Lake Partners II, L.P.

Accepted:	/s/ Greg Hughes
Greg Hughes

Date:	March 10, 2014